                                                                    EXHIBIT 23.2



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-99432 and No. 333-32157) of Intelligent Systems Corporation of our report dated February 18, 2000, with respect to the consolidated financial statements of PaySys International, Inc. and Subsidiaries as of December 31, 1998 and 1999 and for the three years in the period ended December 31, 1999 included in Intelligent Systems Corporation's Form 10-K for the year ended December 31, 1999.

                                                               Ernst & Young LLP



March 29, 2000
Atlanta, Georgia